                                                                 EXHIBIT 99.13

Mortgage Guaranty Insurance Corporation                      MGIC
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

         -----------------------------------------------------------
                         Declaration Page for Use With
                  Mortgage Guaranty Select Master Policy for
                          Multiple Loan Transactions
         -----------------------------------------------------------

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this
Policy and in reliance on the Insured's Application for coverage under this
Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:                     Master Policy Number:
The Bank of New York Trust Co. N.A. as co-Trustee           04-355-5-4976
CWABS Asset-Backed Certificates, Series 2007-8
5730 Katella Avenue                                   Effective Date of Policy:
Cypress, California  90630                                  May 1, 2007

Security: CWABS Asset-Backed Certificates Trust 2007-8 Asset-Backed
Certificates, Series 2007-8

Includes Terms and Conditions #71-70283 (2/05)

Includes Endorsement(s):   #71-70304 (10/06)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

/s/ Patrick Sinks                   [SEAL]             /s/ Jeffrey H. Lane
---------------------          [GRAPHIC OMITTED]      ----------------------
    Patrick Sinks                                          Jeffrey H, Lane

                    MORTGAGE GUARANTY INSURANCE CORPORATION

                             /s/ Steven M. Thompson
                      ----------------------------------
                      Steven M. Thompson, Vice President

Form #71-70282 (2/06)

Mortgage Guaranty Insurance Corporation                           MGIC

250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

                  --------------------------------------------
                    Endorsement to Mortgage Guaranty Select
                  Master Policy For Multiple Loan Transactions
                  --------------------------------------------

Insured's Name and Mailing Address:                  Master Policy Number:
The Bank of New York Trust Co. N.A. as co-Trustee        04-355-5-4976
CWABS Asset-Backed Certificates, Series 2007-8
5730 Katella Avenue
Cypress, California  90630                       Effective Date of Endorsement:
                                                         May 1, 2007

The purpose of this Endorsement is to amend terms and conditions of the Policy as provided herein with respect to Loans insured under it. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan, but with the Policy amended as follows:

Section 4.3 of the Policy and all references in the Policy to it are deleted in their entirety.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Form #71-70304 (10/06)                                              Page 1 of 1

                               Table of Contents
     Mortgage Guaranty Select Master Policy for Multiple Loan Transactions

1     Definitions

      1.1     Application
      1.2     Appropriate Proceedings
      1.3     Borrower
      1.4     Borrower's Own Funds
      1.5     Borrower's Title
      1.6     Certificate
      1.7     Certificate Effective Date
      1.8     Certificate Number
      1.9     Certificate Schedule
      1.10    Claim
      1.11    Claim Amount
      1.12    Collateral
      1.13    Conveyance of Title
      1.14    Default
      1.15    Eligibility Criteria
      1.16    Environmental Condition
      1.17    Good and Merchantable Title
      1.18    Insured
      1.19    Loan
      1.20    Loan File
      1.21    Loss
      1.22    Original LTV
      1.23    Per Loan Loss Percentage
      1.24    Perfected Claim
      1.25    Person
      1.26    Physical Damage
      1.27    Policy
      1.28    Possession of the Property
      1.29    Primary First Layer Policy
      1.30    Property
      1.31    Residential
      1.32    Security
      1.33    Servicer
      1.34    Settlement Period
      1.35    Value

2     Obtaining Coverage and Payment of Premiums

      2.1     Obtaining Coverage
      2.2     Representations of the Insured
      2.3     Company's Remedies for Misrepresentation
      2.4     Incontestability for Certain Misrepresentations
      2.5     Initial Premium and Term of Coverage
      2.6     Renewal of Certificate and Termination for Non-Payment of Renewal Premium
      2.7     Special Procedures for Receipt and Deposit of Initial and Renewal Premiums
      2.8     Cancellation by the Insured of a Certificate
      2.9     Cancellation of Policy
      2.10    Cancellation of Policy and Coverage of Loans Upon Termination of Security
              or Removal of Loans from Security
      2.11    Refund of Premium for Certain Circumstances
      2.12    Post Underwriting Review and Copies of Loan Files

Form #71-70283
(2/05)
Page i

3     Changes in Various Loan Terms, Servicing and Insured; Coordination and Duplication of Benefits

      3.1     Loan Modifications
      3.2     Open End Provisions
      3.3     Assumptions
      3.4     Servicing
      3.5     Change of Insured of this Policy
      3.6     Assignment of Coverage of a Loan under this Policy
      3.7     Coordination and Duplication of Insurance Benefits
      3.8     Indebtedness and Liens with Respect to Collateral

4     Exclusions From Coverage

      4.1     Balloon Payment
      4.2     Effective Date
      4.3     First Payment Default
      4.4     Incomplete Construction
      4.5     Fraud, Misrepresentation and Negligence
      4.6     Non-Approved Servicer
      4.7     Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
      4.8     Pre-Existing Environmental Conditions
      4.9     First Lien Status
      4.10    Payment of the Full Benefit of the Primary First Layer Policy
      4.11    Non-Eligible Loans
      4.12    Breach of the Insured's Obligations or Failure to Comply with Terms

5     Conditions Precedent to Payment of Claim

      5.1     Notice of Default
      5.2     Monthly Reports
      5.3     Company's Option to Accelerate Filing of a Claim
      5.4     Voluntary Conveyance
      5.5     Appropriate Proceedings
      5.6     Mitigation of Damages
      5.7     Advances
      5.8     Claim Information and Other Requirements
      5.9     Acquisition of Borrower's Title Not Required
      5.10    Sale of a Property by the Insured Before End of Settlement Period
      5.11    Foreclosure Bidding Instructions Given by the Company
      5.12    Effect of Unexpired Redemption Period on Payment of a Claim
      5.13    Collection Assistance

6     Loss Payment Procedure

      6.1     Filing of Claim
      6.2     Calculation of Claim Amount
      6.3     Payment of Loss; Company's Options
      6.4     Claim Settlement Period
      6.5     Payment by the Company After the Settlement Period
      6.6     Discharge of Obligation

7     Additional Conditions

      7.1     Proceedings of Eminent Domain
      7.2     Pursuit of Deficiencies
      7.3     Subrogation
      7.4     Policy for Exclusive Benefit of the Insured

Form #71-70283
(2/05)
Page ii

      7.5     Effect of Borrower Insolvency or Bankruptcy on Principal Balance
      7.6     Arbitration of Disputes; Suits and Actions Brought by the Insured
      7.7     Release of Borrower; Defenses of Borrower
      7.8     Amendments; No Waiver; Rights and Remedies; Use of Term "Including"
      7.9     No Agency
      7.10    Successors and Assigns
      7.11    Applicable Law and Conformity to Law
      7.12    Notice
      7.13    Reports and Examinations
      7.14    Electronic Media

Form #71-70283
(2/05)
Page iii

                              Terms and Conditions

1     Definitions

      1.1   Application means only those documents, materials, statements, representations, warranties, data and information (a) identified as being included in the Application in a notice to the Insured by the
            Company prior to the issuance of coverage on the applicable Loan, and (b) submitted to the Company by or on behalf of the Insured in connection with the Insured's request for insurance under this
            Policy, irrespective of the Person or Persons who prepared same.

      1.2   Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

            (a)   Preserving a deficiency recovery by making a bid at the
                  foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and
                  permissible and where directed by the Company; or

            (b)   Enforcing the terms of the Loan as allowed by the laws where the Property is located or those laws affecting either the
                  Loan or, if applicable, the Collateral; or

            (c)   Acquiring Borrower's Title or Good and Merchantable Title to
                  the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

            (d)   Asserting the Insured's interest in the Property in a
                  Borrower's bankruptcy.

      1.3   Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

      1.4   Borrower's Own Funds means any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the
            Borrower) who is or was a party to the Loan or to the related
            Property transaction, unless expressly set forth in the
            Application.

      1.5   Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired.
            Borrower's Title as conveyed to the Insured may be, but need not be, the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

      1.6   Certificate means the document issued by the Company pursuant to this Policy extending the coverage indicated therein to one or more
            Loans as listed on a Certificate Schedule. A Certificate may take the form, without limitation, of a facsimile, electronic computer file, or other agreed-upon data interchange medium. As used in this
            Policy, the term "Certificate" shall mean the Certificate and the
            Certificate Schedule attached thereto and listing the Certificate
            Number assigned to each Loan to which coverage is extended.

      1.7   Certificate Effective Date means 12:01 a.m. on the date upon which coverage of a Loan under this Policy begins, as specified in the
            Certificate.

      1.8   Certificate Number means the identification number issued by the
            Company for a Loan to which coverage is extended as shown on the
            Certificate Schedule for such Loan.

      1.9   Certificate Schedule means a list of Loans to which coverage has been extended under this Policy, and which is attached to the
            Certificate.

      1.10  Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

Form #71-70283 (2/05)                                              Page 1 of 22

      1.11  Claim Amount means the amount calculated in accordance with Section
            6.2 of this Policy.

      1.12  Collateral means

            (a)   the stock or membership certificate issued to a
                  tenant-stockholder or resident-member by a completed fee
                  simple or leasehold cooperative housing corporation; and

            (b)   the proprietary lease relating to one (1) unit in the
                  cooperative housing corporation executed by such
                  tenant-stockholder or resident-member and any other rights of such stockholder or member relating to any of the foregoing.

      1.13  Conveyance of Title means the transfer of title to the Property through

            (a)   voluntary conveyance to the Insured of Borrower's Title;

            (b)   Appropriate Proceedings or exercise of rights of redemption;
                  or

            (c)   approved sale of the Property.

      1.14  Default means the failure by a Borrower

            (a)   to pay when due any monthly or other regular periodic payment under the terms of a Loan; or

            (b)   to pay all amounts due on acceleration of the Loan by the
                  Insured after breach by the Borrower of a due-on-sale
                  provision in the Loan, granting the Insured the right to
                  accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.

            Violation by the Borrower of any other term or condition of the
            Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

            A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly or other regular periodic payment has not been made or as of the close of business on the due date stated in the notice of
            acceleration given pursuant to the due-on-sale provision in the
            Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on
            January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate
            Proceedings exists for a continuous period of four months.

      1.15  Eligibility Criteria means the requirements established by the
            Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the
            Policy.

      1.16  Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, poisoning, or mold, contamination or pollution of the
            Property or of the earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a
            Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and
            Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any
            "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42
            U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

      1.17  Good and Merchantable Title means title to a Property (or, with respect to the Collateral securing a Loan, the title to both the
            Collateral and the Property), free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

Form #71-70283 (2/05)                                              Page 2 of 22

            (a)   Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond,
                  assessment or tax is delinquent;

            (b)   Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed;

            (c)   With respect to Collateral, a first mortgage lien on the
                  entire real estate owned by the cooperative housing
                  corporation which has been disclosed to the Person
                  originating the Loan secured by the Collateral; and

            (d)   Any other impediments which will not have a materially
                  adverse effect on either the transferability of the Property or the sale thereof (or, if applicable, the transferability or sale of the Collateral) to a bona fide purchaser.

            Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation,
            and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

      1.18  Insured means:

            (a)   the Person designated on the face of this Policy; or

            (b)   any Person to whom coverage has been assigned as permitted by
                  Sections 3.5 or 3.6 resulting in a change in the Insured
                  named on a Certificate for a Loan in accordance with this
                  Policy.

      1.19  Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a
            Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

      1.20  Loan File means, with respect to a Loan, copies of all documents and information (irrespective of form or medium) created or received by any Person in connection with the origination or closing of the Loan, including the Borrower's loan application, purchase contract, appraisal or other evidence of valuation, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

      1.21  Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with
            Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

      1.22  Original LTV means the ratio of the principal balance of a Loan at its origination to the Value of the Property.

      1.23  Per Loan Loss Percentage means the indicated percentage as set forth for a Loan on the applicable Certificate.

      1.24  Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a
            Claim are satisfied.

      1.25  Person means any individual, corporation, partnership, association or other entity.

      1.26  Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land
            subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

Form #71-70283 (2/05)                                              Page 3 of 22

      1.27  Policy means this contract of insurance and all Applications, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

      1.28  Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the
            Property at the time of acquisition, or in the case of a Loan secured by Collateral, subject to the terms of the proprietary lease from the cooperative housing corporation.

      1.29  Primary First Layer Policy means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage
            Association ("Fannie Mae"), or the Federal Home Loan Mortgage
            Corporation ("Freddie Mac"), which for a Loan provides coverage (a)
            in at least the coverage percent set forth for such Loan on the applicable Certificate, (b) that is issued under a form of policy issued by such company, approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie
            Mac, as applicable, and (c ) that is maintained in full force and effect until cancellation thereof is required under applicable law.
            Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary First
            Layer Policy under which it obtains coverage.

      1.30  Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions. In the case of a Loan secured by
            Collateral, Property means the Residential real property, including all improvements thereon, which is owned by the cooperative housing corporation, and which is leased to the Borrower who holds an ownership or membership interest in such cooperative housing corporation, which lease and interest secure the related Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all replacements or additions to any of the foregoing.

            For purposes of this Policy, wherever the term "Property" is used in reference to the stock or membership certificate, the lease, or any other asset or right related thereto (but not the physical condition or structure of the Property), it shall be deemed to be changed to "Collateral", including for purposes of provisions relating to foreclosure, Appropriate Proceedings, or redemption;
            acquisition of title or other status of title, lien or ownership
            (including Borrower's Title and Good and Merchantable Title); or
            acquisition, disposition or Conveyance of Title by any Person.

      1.31  Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.
            In the case of a cooperative housing corporation, Residential means a type of building or a portion thereof which is designed for occupancy by more than one family, with ownership by a cooperative housing corporation.

      1.32  Security means a bond, certificate or other security instrument for which a Loan is security or in which a Loan is otherwise included and which is identified on the face of this Policy.

      1.33  Servicer means that Person acting on behalf of the Insured of a
            Loan (or on behalf of the Insured's designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured's designee, if any) and will bind the
            Insured and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of the Policy, the term "Servicer"
            shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer's obligations will not be construed as relieving the Insured or its designee of responsibility for the
            Servicer's performance.

      1.34  Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of the which a Loss is payable by the
            Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

Form #71-70283 (2/05)                                              Page 4 of 22

      1.35  Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such
            Property) or the value of the Property as determined from an appraisal or other method of valuation, as set forth in the
            Certificate.

      Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2     Obtaining Coverage and Payment of Premiums

      2.1   Obtaining Coverage - This Policy shall extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this
            Policy, including the Eligibility Criteria, and is accepted for insurance by the Company, as evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a
            Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company and notify the Company of the Servicer of the Loan, all of which must be acceptable to the
            Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate Number on the Certificate Schedule.

      2.2   Representations of the Insured - The Insured represents that:

            (a)   all statements made and information provided to the Company in the Application (including as such is related to
                  continuation of coverage upon assumption of a Loan) are
                  supported by statements and information in the Loan File;

            (b)   all statements made and information in the Application when provided to the Company are not false in any material respect as of the date provided; and

            (c)   the Loan complies with the Eligibility Criteria, if any,
                  applicable to the Loan. For purposes of this subparagraph
                  (c), Section 2.4 of this Policy shall not apply to a
                  determination as to whether a Loan complies with the
                  Eligibility Criteria.

            The foregoing representations will apply to all statements and information provided to the Company in the Application, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

            It is understood and agreed that such statements and information in the Application in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer or provide coverage of the related Loan; the Company issues the related Certificate in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company.

      2.3   Company's Remedies for Misrepresentation - Subject to Section 2.4,
            if any of the Insured's representations as described in Section 2.2 are materially false with respect to a Loan, the Company will have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage for such Loan under the Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation).
            In the case of such cancellation or rescission, the Company shall return at that time all paid premiums for such Loan retroactively to such applicable date.

      2.4   Incontestability for Certain Misrepresentations --- Notwithstanding
            Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any

Form #71-70283 (2/05)                                              Page 5 of 22

            misrepresentations contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

            (a)   The misrepresentation must not have been:

                  (1)   knowingly made, or knowingly participated in, by

                        (i)   the Insured or any other Person which originated
                              the Loan;

                        (ii)  a correspondent lender, mortgage loan broker or
                              other intermediary underwriting or processing the
                              Loan on behalf of the Insured or any other Person
                              which originated the Loan; or

                        (iii) an escrow or closing agent, or any other agent
                              of, or broker for, the Insured or any other
                              Person which originated the Loan acting with
                              respect to the Loan or the related Property
                              transaction; or

                  (2)   made, whether or not knowingly, by an appraiser,
                        provider of an automated valuation model, or any other
                        Person providing a valuation of the Property that is
                        used in underwriting, processing or originating the
                        Loan and that is submitted to the Company for the
                        purpose of establishing the Value of the Property.

            (b)   This Section 2.4 shall not be construed to limit the
                  applicability of Section 4.5(b) to a misrepresentation which is subject to this Section 2.4, except to the extent
                  otherwise agreed to in writing by the Company and the
                  Insured.

            (c)   The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other
                  Person (other than the Insured) for any misrepresentation.

      2.5   Initial Premium and Term of Coverage - Within fifteen (15) days from the Certificate Effective Date, or such other date as the
            Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.

      2.6   Renewal of Certificate and Termination for Non-Payment of Renewal
            Premium - The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans (including all Loans then in Default) must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the
            Company) after the due date for payment. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a
            Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered. If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the
            Company's liability as to all Loans will terminate effective as of
            12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any future
            Defaults on any of the Loans will not be covered under this Policy.

            If the applicable premium on a Loan in Default has been paid for a renewal term following the renewal term during which such Default occurred, and if such Default is not cured and results in a Claim, such premium paid shall be refunded in connection with the settlement of the Claim. If such premium on such Loan in Default is not paid, coverage on such Loan shall be cancelled retroactive to the date through which the premium has been paid, but a Claim resulting from a Default which occurred before the date through which the applicable premium has been paid shall be covered, subject to the terms and conditions of this Policy.

      2.7   Special Procedures for Receipt and Deposit of Initial and Renewal
            Premiums - The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that

Form #71-70283 (2/05)                                              Page 6 of 22

            the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty
            (60) days after receipt, in which case coverage of all Loans
            (including all Loans then in Default) will be cancelled
            retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

      2.8   Cancellation by the Insured of a Certificate - Notwithstanding any
            provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan (and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect) unless or until
            (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section
            1.35 of this Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the product of the Per Loan Loss Percentage and the Original LTV for
            such Loan under this Policy or (c) otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written notification in the case of
            (a) or (b) above or a written request in the case of (c) above.
            However, no refund will be paid upon cancellation of coverage on a
            Loan. Cancellation of coverage on a Loan will not cancel this
            Policy.

      2.9   Cancellation of Policy - Either the Insured or the Company may
            cancel their respective right or obligation to receive or issue new
            Certificates immediately upon written notice of cancellation of this Policy. However, Certificates issued prior to such
            cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

            Notwithstanding the foregoing, at the Insured's option, the Insured may cancel coverage on all, but not less than all, Loans (which must include all Loans in Default), if the financial strength rating of the Company is either withdrawn or downgraded below "AA-"
            by Standard & Poor's Rating Services or "Aa3" by Moody's Investors
            Service. Upon cancellation of this Policy as provided herein, no refund of premium will be paid and the Company shall have no liability for any Default existing at the time of cancellation other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of cancellation of coverage.

      2.10  Cancellation of Policy and Coverage of Loans Upon Termination of
            Security or Removal of Loans from Security - Except as otherwise specified below, in the event that

            (a)   the bonds, certificates or other security instruments
                  designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the
                  Security is terminated for any reason (individually, a
                  "Redemption"), or

            (b)   there are no longer any Loans that are security for, or
                  represented by, the Security,

            this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

            The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this
            Section 2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

            Notwithstanding the foregoing, coverage of Loans insured under this
            Policy shall not automatically terminate in the event of a
            Redemption, if a change of Insured for all, but not less than all, of the Loans

Form #71-70283 (2/05)                                              Page 7 of 22

            then insured under this Policy, is requested by the Insured and approved by the Company as provided for in Section 3.5 within thirty (30) days after the effective date of the Redemption.

      2.11  Refund of Premium for Certain Circumstances - If, because of a provision in Sections 2, 3, or 4 (other than Sections 4.4, 4.7, or
            4.8), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no
            Loss being payable.

      2.12  Post Underwriting Review and Copies of Loan Files - The Company or
            representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the
            Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data pertaining to or in connection with Loans insured under this Policy prepared or maintained by or in the possession of the Insured or of the
            Servicer, or which the Insured or the Servicer has a legal right to obtain. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review.

            In addition, either in connection with such review or separately, the Company will have the right upon ninety (90) days prior written notice to obtain from the Insured a copy of the Loan File for any
            Loan for which a Certificate has been issued pursuant to this
            Policy. If for any reason the Insured fails to provide a copy of a
            Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the
            Insured, allowing the Insured to provide it within an additional ninety (90) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional ninety day period, then, at the Company's option, the Company will have the right to cancel coverage for the Loan if, in the Company's reasonable judgment, any portion of the Loan File not provided would be relevant to the Company's assessment or assertion of its rights and defenses under this Policy.

3     Changes in Various Loan Terms, Servicing, and Insured; Coordination and
      Duplication of Benefits

      3.1   Loan Modifications - Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

      3.2   Open End Provisions - The Insured may increase the principal balance of a Loan, provided that the written approval of the
            Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

      3.3   Assumptions - If a Loan is assumed with the Insured's approval, the
            Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not
            unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this
            Section 3.3 will not apply, if under the Loan or applicable law the
            Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

      3.4   Servicing - If the servicing rights for a Loan are sold, assigned or transferred by the Insured, coverage of the Loan hereunder will continue provided that prior written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company in advance of such sale, assignment, or transfer, which approval shall not be unreasonably withheld.

      3.5   Change of Insured of this Policy - Change of Insured of this Policy shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the change of
            Insured, the Company shall, thereafter, change its records to identify the new Insured for this Policy.

      3.6   Assignment of Coverage of a Loan under this Policy - Assignment of coverage of a Loan shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and

Form #71-70283 (2/05)                                              Page 8 of 22

            absolute discretion of the Company). If the Company approves the assignment, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Coverage for any Person becoming an Insured pursuant to this Section 3.6 shall be subject to all of the terms, conditions, and exclusions contained in this
            Policy and to all defenses to coverage available to the Company against the original Insured.

      3.7   Coordination and Duplication of Insurance Benefits - The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

      3.8   Indebtedness and Liens with Respect to Collateral - The Insured shall not consent to or approve, without the prior written approval of the Company:

            (a)   a lien on the entire real estate or the Property that is
                  owned by a cooperative housing corporation, other than that indebtedness secured by a first mortgage lien or other liens disclosed to the Person originating the Loan secured by the
                  Collateral; or

            (b)   a modification or termination of any rights of the Insured to exercise its consent or approval respecting the matters
                  described in (a).

4     Exclusions From Coverage

      The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

      4.1   Balloon Payment - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan:

            (a)   as a result of the Insured exercising its right to call the
                  Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and

            (b)   which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the
                  Loan (commonly referred to as a "balloon payment").

            This exclusion will not apply:

            (1)   if the Insured or other Person acting on behalf of the
                  Insured offers the Borrower, in writing, a renewal or
                  extension of the Loan or a new loan which

                  (A)   constitutes a first lien,

                  (B)   is at rates and terms generally prevailing in the
                        marketplace (but otherwise subject to Section 3.1),

                  (C)   is in an amount not less than the then outstanding
                        principal balance,

                  (D)   has no decrease in the amortization period, and

                  (E)   is offered regardless of whether the Borrower is then
                        qualified under the Insured's underwriting standards,
                        or whether the Borrower accepts such offer, or

            (2)   if the Loan has an original term to maturity of fifteen (15)
                  or more years from the first due date thereunder and equal monthly payments (except for the related balloon payment)
                  that otherwise would fully amortize the principal of the Loan over thirty (30) years and pay interest at the applicable
                  interest rate.

      4.2   Effective Date - Unless otherwise agreed in writing by the Company, any Claim resulting from a Default existing at the Certificate
            Effective Date or occurring after lapse or cancellation of a
            Certificate.

Form #71-70283 (2/05)                                              Page 9 of 22

      4.3   First Payment Default - Unless otherwise agreed in writing by the
            Company, any Claim arising from a Default due to the failure of the
            Borrower to have made or to make the first regular periodic payment on the Loan from the Borrower's Own Funds.

      4.4   Incomplete Construction - Any Claim when, as of the date of such
            Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the valuation of the Property at origination of the Loan was based.

      4.5   Fraud, Misrepresentation and Negligence -

            (a)   Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured or the
                  Servicer with respect to the Loan, and the fraud or
                  misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

            (b)   Any Claim where there was negligence by the Servicer, which
                  (1) materially contributed to the Default resulting in such
                  Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such
                  Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

      4.6   Non-Approved Servicer - Any Claim arising from a Loan for which the
            Servicer, at time of Default or thereafter, is not approved by the
            Company as described in Section 3.4..

      4.7   Physical Damage (Other than Relating to Pre-Existing Environmental
            Conditions) - Any Claim where, at any time after the Certificate
            Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.8 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

            (a)   This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such
                  Physical Damage is less than fifteen hundred dollars
                  ($1,500), or such higher amount as the Company may provide from time to time.

            (b)   This exclusion will apply only if such Physical Damage
                  occurred or manifested itself:

                  (i)   prior to expiration of the Settlement Period and the
                        Company elects to acquire the related Property in
                        settlement of a Claim; or

                  (ii)  prior to the filing of the Claim and was the most
                        important cause of the Claim and the Property was
                        either uninsured for loss arising from such Physical
                        Damage or was insured for an amount which, disregarding
                        normal and customary deductibles not to exceed fifteen
                        hundred dollars ($1,500) or such higher amount as the
                        Company may provide from time to time, was insufficient
                        for the Property to be in the same condition (except
                        for reasonable wear and tear) as it was in as of the
                        Certificate Effective Date.

            (c)   The exclusion resulting from paragraph (b)(i) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the
                  Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the
                  Claim Amount by an amount equal to the cost of such
                  restoration.

            (d)   For purposes of this Section 4.7, the Property subject to
                  restoration will consist only of the land, improvements or personal property deemed part of the real property under
                  applicable law, and chattel items affixed to the real
                  property and identified in the appraisal or other valuation of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

            (e)   Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an
                  independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

Form #71-70283 (2/05)                                             Page 10 of 22

      4.8   Pre-Existing Environmental Conditions - Any Claim where there is an
            Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

            (a)   This exclusion will not apply if the existence of such
                  Environmental Condition, or the suspected existence of such
                  Environmental Condition, was specifically disclosed to the
                  Company in the Application relating to the Property.

            (b)   This exclusion will apply only if such Environmental
                  Condition

                  (i)   was a principal cause of the Default, and

                  (ii)  has made the principal Residential structure on the
                        Property uninhabitable. A structure will be considered
                        "uninhabitable" if generally recognized standards for
                        residential occupancy are violated or if, in the
                        absence of such standards, a fully informed and
                        reasonable person would conclude that such structure
                        was not safe to live in without fear of injury to
                        health or safety.

      4.9   First Lien Status - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

      4.10  Payment of the Full Benefit of the Primary First Layer Policy - Any
            portion of any Claim for Loss to the extent the Insured under the related Primary First Layer Policy has not received the amount of the full benefit of the percentage option claim payment under the
            Primary First Layer Policy (irrespective of the reason or cause, including insolvency of the Primary First Layer Policy insurer or failure of the Insured to maintain the Primary First Layer Policy or to comply with the terms and conditions of the Primary First
            Layer Policy).

      4.11  Non-Eligible Loans - Any Claim on a Loan that did not meet the
            Eligibility Criteria applicable to the Loan.

      4.12  Breach of the Insured's Obligations or Failure to Comply with Terms
            - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with:

            (a)   the terms of this Policy (in any case where there is no
                  exclusion from coverage or express remedy for such breach or noncompliance under this Policy), or

            (b)   its obligations as imposed by operation of law, and

            (c)   if such breach or failure in (a) or (b):

                  (i)   materially contributed to the Default resulting in such
                        Claim;

                  (ii)  increased the Loss, provided that if the Company can reasonably determine the amount of such increase, such
                        Claim will not be excluded, but the Loss will be
                        reduced to the extent of such amount; or

                  (iii) resulted from a breach of the Insured's obligations
                        under Section 5.8, irrespective of whether such breach
                        contributed to the Default resulting in such Claim or
                        increased the Loss.

5     Conditions Precedent to Payment of Claim

      It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

      5.1   Notice of Default - The Insured must give the Company written notice:

            (a)   Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

Form #71-70283 (2/05)                                             Page 11 of 22

            (b)   Within ten (10) days of either:

                  (i)   the date when the Borrower becomes four (4) months in
                        Default on the Loan; or

                  (ii)  the date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's
                        interest therein have been started;

                  whichever occurs first.

      5.2   Monthly Reports - Following a notice of Default on the Loan, the
            Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

      5.3   Company's Option to Accelerate Filing of a Claim - If the Company
            so directs, at any time after receiving the Insured's notice of
            Default, the Insured must file a Claim within thirty (30) days after notice from the Company. The Company will then make a payment of Loss in accordance with the per loan loss percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of
            Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be included in the Claim Amount under this Section 5.3 after the date that the accelerated Claim is filed. If a Loan for which the
            Company has paid a Claim is subsequently brought current by the
            Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section
            7.2.

      5.4   Voluntary Conveyance - The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an
            acknowledgement of liability by the Company with respect to such
            Loan.

      5.5   Appropriate Proceedings - The Insured must begin Appropriate
            Proceedings no later than when the Loan becomes six (6) months in
            Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing
            Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

            In conducting Appropriate Proceedings, the Insured must:

            (a)   diligently pursue the Appropriate Proceedings once they have begun;

            (b)   apply for the appointment of a receiver and assignment of
                  rents, if permitted by law and requested by the Company;

            (c)   upon request by the Company in writing, furnish the Company with the Loan File (whether or not the Insured is the
                  originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy, and copies of all notices and pleadings filed or required in the Appropriate Proceedings;

            (d)   act and bid at the foreclosure sale in accordance with
                  Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this
                  Policy against the Borrower are fully protected. Such rights include

Form #71-70283 (2/05)                                             Page 12 of 22

                  any rights to obtain a deficiency judgment, subject to the
                  Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

            (e)   when requested by the Company, furnish the Company with a
                  written statement indicating the estimated potential Claim
                  Amount as computed under Section 6.2 at least fifteen (15)
                  days before the foreclosure sale.

      5.6   Mitigation of Damages - The Insured must take appropriate actions to mitigate the Loss. Accordingly, in order to comply with this provision, the Insured's obligations include collecting amounts due under the Loan and offering to any Borrower who has the ability and desire to cure the Default, a repayment plan, a forbearance plan, or a loan modification or other loan workout plan. A loan
            modification shall not be required if such Loan is subject to REMIC rules and the loan modification would make the Loan non-qualified under REMIC rules. In the event such efforts fail to cure the
            Default, the Insured must use its best efforts to effectuate the early disposition of the Property.

            The Company shall be entitled at its sole discretion to actively direct any such mitigation efforts. Such direction may be general or applicable only to specific Loans. The Company must administer this Policy in good faith.

      5.7   Advances - The Insured must advance:

            (a)   normal and customary hazard insurance premiums and real
                  estate property taxes, in each case as due and payable;

            (b)   reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company
                  reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

            (c)   reasonable costs to complete Appropriate Proceedings and
                  eviction and moving of occupants, including related court
                  expenses and attorney's fees.

      5.8   Claim Information and Other Requirements - The Insured must provide the Company with:

            (a)   a completed form furnished by or acceptable to the Company for payment of a Claim;

            (b)   unless previously provided under Section 5.5(c), the Loan
                  File which is the subject of the Claim (whether or not the
                  Insured is the originator of the Loan), the payment and
                  collection history from the servicing file since the
                  inception of coverage of such Loan under this Policy;

            (c)   if the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be
                  unrecorded) conveying Borrower's Title to the Property to the
                  Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be
                  unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was
                  required by the Company in the approval of the conveyance;

                  In the event the most important cause of Default was a
                  circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall
                  instead provide the Company with evidence described in
                  Section 5.8 (d)(ii) below that it has acquired Good and
                  Merchantable Title to the Property;

            (d)   if the Property is being acquired by the Company:

                  (i)   a recordable deed in normal and customary form
                        containing the customary warranties and covenants
                        conveying to the Company or its designee Good and
                        Merchantable Title to the Property;

Form #71-70283 (2/05)                                             Page 13 of 22

                  (ii)  a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the
                        Company, confirming that the Insured has and can convey
                        to the Company Good and Merchantable Title to the
                        Property; and

                  (iii) Possession of the Property, but only if the Company has required such Possession in writing;

            (e)   access to the Property, pursuant to the terms and conditions of Section 6.4(b), if requested by the Company under such
                  Section;

            (f)   a copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary First Layer
                  Policy, if applicable, and other information related to such
                  Primary First Layer Policy as the Company may reasonably
                  request; and

            (g)   all other information and documentation reasonably requested by the Company.

      5.9   Acquisition of Borrower's Title Not Required - The Insured will not be required to acquire Borrower's Title to a Property if (a) the
            Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a
            supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in
            Section 5.11, or thereafter pursuant to exercise of rights of redemption.

      5.10  Sale of a Property by the Insured Before End of Settlement Period -

            (a)   The Insured must submit to the Company any offer to purchase a Property which is acceptable to the Insured until such time as a Claim is settled under this Policy. Upon such
                  submission, the Company must then promptly notify the Insured that it will either approve or not approve such offer. The
                  Insured shall promptly notify the Company if the approved
                  offer does not close as scheduled.

            (b)   If an approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by:

                  (i)   paying the per loan loss percentage guaranty option as
                        calculated under Section 6.3(b), or

                  (ii)  paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the
                        Property; but if the Company's right to acquire the
                        Property has expired pursuant to Section 6.5, or been
                        waived, then such acquisition shall be under the same
                        terms and conditions as the expired or terminated
                        offer, except for terms and conditions relating to the
                        sale price and method of payment of the sale price,
                        which shall instead be governed by Section 6.3.

            (c)   The following provisions shall apply to offers submitted to the Company under this Section 5.10:

                  (i)   At the time it presents an offer, the Insured must also
                        provide the Company with a good faith estimate of gross
                        proceeds and expenses in sufficient detail for the
                        Company to calculate the estimated net proceeds
                        described below. The Company may not require any
                        changes to the offer, direct the marketing of the
                        Property, or require any expenditures by the Insured
                        for restoration of the Property as a condition to its
                        approval.

                  (ii)  If the Company approves the offer submitted by the
                        Insured, it must also advise the Insured of the
                        estimated net proceeds which it has calculated. The
                        estimated net proceeds calculated by the Company will
                        be the estimated gross sales proceeds to be received by
                        the Insured less all reasonable estimated expenses
                        submitted by the Insured and approved by the Company in
                        its approval of the offer which have been or are
                        expected to be paid by the Insured in obtaining and
                        closing the sale of the Property. If the estimated net
                        proceeds as calculated by the Company are acceptable to
                        the Insured, the Loss payable shall be computed as
                        determined below. If such calculation is not acceptable
                        to the Insured, the offer shall be deemed to have not
                        been approved by the Company.

Form #71-70283 (2/05)                                             Page 14 of 22

                  (iii) If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser
                        of:

                        (A)   the actual net amount as calculated below, or

                        (B)   the per loan loss percentage guaranty option
                              under Section 6.3(b) without regard to a sale of
                              the Property.

                        The actual net amount will be the Claim Amount
                        calculated under Section 6.2, except that (a)
                        delinquent interest will be computed through the
                        closing date for sale of the Property, and (b) the
                        Claim Amount shall be reduced by the actual net
                        proceeds realized by the Insured from the sale of the
                        Property. The actual net proceeds will be determined in
                        the same manner as the estimated net proceeds, but on
                        the basis of the actual sales proceeds. For purposes of
                        computing a Loss, such actual net proceeds shall not be
                        less than the estimated net proceeds calculated by the
                        Company under this subparagraph (iii) or as otherwise
                        approved by the Company.

                  (iv)  The Company shall not unreasonably withhold its
                        approval of expenses submitted to it after its approval
                        of an offer. Expenses paid to Persons employed or
                        controlled by the Insured or their internal costs will
                        not be allowed in calculation of either the estimated
                        or actual net proceeds.

                  (v)   If requested by the Company, the Insured shall advise
                        the Company of the name of the real estate broker or
                        other Person marketing the Property and authorize such
                        broker or other Person to release information regarding
                        the marketing and physical condition of the Property to
                        the Company.

      5.11  Foreclosure Bidding Instructions Given by the Company - Unless
            otherwise directed by the Company, the Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate
            Proceedings any amount which it determines necessary to obtain
            Borrower's Title to the Property. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

            (a)   The minimum amount shall not be less than the fair market
                  value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as
                  determined before such Physical Damage) by more than ten
                  percent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

            (b)   The maximum amount shall not exceed the greater of

                  (i)   the fair market value of the Property as determined
                        under subparagraph (a) above, or

                  (ii)  the estimated Claim Amount less the amount which the
                        Company would pay as the per loan loss percentage
                        guaranty option under Section 6.3(b).

            (c)   For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an
                  opinion of an independent real estate broker, or by an
                  independent appraiser, in either case selected by or
                  acceptable to the Company.

            The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

      5.12  Effect of Unexpired Redemption Period on Payment of a Claim - If
            the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the
            redemption period, but not later than as required by Section 6.4.

Form #71-70283 (2/05)                                             Page 15 of 22

            If the Company has paid to the Insured a Claim under its per loan loss percentage guaranty option in Section 6.3(b), and the related
            Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim
            Amount, as would have been calculated through the date of
            redemption.

      5.13  Collection Assistance - If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property
            inspections and requesting appraisals of the Property.

6     Loss Payment Procedure

      6.1   Filing of Claim -

            (a)   The Insured shall file a Claim under this Policy after, but no later than sixty (60) days following, the later of

                  (i)   Conveyance of Title to the Property, or

                  (ii)  if applicable, the settlement of a claim under the
                        Primary First Layer Policy.

            (b)   If the Insured fails to file a Claim within the period of
                  time required under paragraph 6.1(a) above, the Insured will not be entitled to, and the Company will not be obligated
                  for, any payment under this Policy for amounts, including
                  additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty
                  (60) day period for filing of a Claim.

            (c)   If the Insured fails to file a Claim within eighteen (18)
                  months following the Conveyance of Title, the Insured will not be entitled to, and the Company will not be obligated
                  for, any payment under this Policy.

            Once a Claim has been filed, if the Insured fails to satisfy the requirements for a Perfected Claim within one hundred eighty (180)
            days after such filing (or within such longer period of time as the
            Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

      6.2   Calculation of Claim Amount - Subject to Sections 7.5 and 5.3, the
            Claim Amount will be an amount equal to:

            the sum of:

            (a)   the amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

            (b)   the amount of accrued and unpaid interest due on the Loan
                  computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

            (c)   the amount of advances incurred by the Insured under Section
                  5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or their other internal costs)
                  provided that:

                  (i)   Attorney's fees advanced for completion of Appropriate
                        Proceedings and obtaining Possession of the Property
                        will not be allowed to the extent they exceed three
                        percent (3%) of the sum of the unpaid principal balance
                        and the accrued and accumulated interest due; and

Form #71-70283 (2/05)                                             Page 16 of 22

                  (ii)  Such advances, other than attorney's fees, must have first become due and payable after the Default, and
                        payment of such advances must be prorated from the date
                        of Default through the date the Claim is filed with the
                        Company;

            less the sum of:

            (1)   the amount of all rents and other payments (excluding
                  proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the
                  Insured, which are derived from or in any way related to the
                  Property or the Loan;

            (2)   the amount of cash remaining in any escrow account as of the last payment date;

            (3)   the amount of cash or other collateral to which the Insured has retained the right of possession as security for the
                  Loan;

            (4)   the amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and
                  repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

            (5)   the greater of the amount of any claim payment pursuant to a
                  Primary First Layer Policy which the Insured received, or
                  which the Insured should have received as the full Primary
                  First Layer Policy benefit as described in Section 4.11; and

            (6)   any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

      6.3   Payment of Loss; Company's Options - Within the Settlement Period,
            but only if the Insured has satisfied all requirements for a payment of Loss and the requirements for a Perfected Claim have been met, the Company shall at its sole option exercise its:

            (a)   Property Acquisition Settlement Option. Pay to the Insured as
                  the Loss the Claim Amount calculated in accordance with
                  Section 6.2 for the Company's acquisition of the Property; or

            (b)   Per Loan Loss Percentage Guaranty Option. In the event the
                  Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the
                  Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii)
                  the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary First Layer Policy claim payment). However, if prior to the Company's payment of the Loss, a third party
                  acquires title to the Property at the foreclosure sale or a
                  Borrower redeems the Property (unless such acquisition or
                  redemption occurs because the Insured failed to bid as
                  provided in Section 5.11), then the Company shall pay the
                  lesser of: (i) the per loan loss percentage guaranty option amount described above; or (ii) the difference between the
                  Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

            (c)   Pre-Claim Sale Option. Pay to the Insured as the Loss the
                  amount calculated in accordance with Section 5.10, if the
                  terms and conditions of Section 5.10 are met.

            In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.

            Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary First Layer Policy, no
            Loss shall be payable under this Policy. For purposes of this
            Policy any references to "percentage guaranty option" shall be to the "per loan loss percentage guaranty option".

Form #71-70283 (2/05)                                             Page 17 of 22

      6.4   Claim Settlement Period - The Settlement Period will be a sixty
            (60) day period after the Company's receipt of a Claim, calculated as follows:

            (a)   No later than the twentieth (20th) day after filing of a
                  Claim, the Company may notify the Insured of additional
                  documents or information which it requires for processing the
                  Claim, upon which the sixty (60) day period shall be
                  suspended until the Company receives such additional
                  documentation and information. Additional items may be
                  requested by the Company after such twenty (20) day period and the Insured must use reasonable efforts to satisfy such request, but the sixty (60) day limit will not be tolled for their receipt.

            (b)   No later than the sixtieth (60th) day after filing of a
                  Claim, the Company may notify the Insured that it will
                  require access to the Property sufficient to inspect,
                  appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access
                  will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty (60) day
                  period will be suspended from the date such notice was given until the Company receives notice from the Insured that
                  access is available to it. If access is in fact not available when sought by the Company after such notice from the
                  Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

            (c)   If the Company has elected to acquire the Property in
                  settlement of a Claim, the sixty day period also will be
                  suspended if necessary for there to be a period of ten (10)
                  days after the date on which the Insured satisfies all
                  conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and
                  Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if
                  applicable, delivery of Possession to the Property.

      6.5   Payment by the Company After the Settlement Period - If the Company
            has not paid a Loss during the Settlement Period, then (a) the
            Company will include in its payment of Loss, if a Loss is
            ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the
            Loss.

            The Company must either pay the amount of applicable Loss
            (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120)
            days after expiration of the Settlement Period, or (b) if the
            Settlement Period has not expired, no later than one hundred eighty
            (180) days after filing of the Perfected Claim. If at a later date it is finally determined by agreement between the Insured and the
            Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of
            Loss which the Company was not entitled to deny.

      6.6   Discharge of Obligation - Payment by the Company of the amount of
            Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such
            Loss under this Policy.

7     Additional Conditions

      7.1   Proceedings of Eminent Domain - In the event that part or all of a
            Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

      7.2   Pursuit of Deficiencies -

Form #71-70283 (2/05)                                             Page 18 of 22

            (a)   The Insured will be entitled to pursue Appropriate
                  Proceedings, or shall at the direction of the Company pursue
                  Appropriate Proceedings through the end of the Settlement
                  Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the
                  Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

            (b)   The following provisions will apply if, in completing
                  Appropriate Proceedings there are additional expenses
                  advanced pursuant to Section 5.7 or additional interest
                  accrued on the Loan, due to (1) an additional redemptive
                  period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the
                  deficiency judgment or (2) legal proceedings which are
                  necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

                  (i)   If the deficiency judgment is to be established, in
                        whole or in part, for the account of the Company, the
                        Company must pay the Insured at the time of payment of
                        the Claim, regardless of which settlement option the
                        Company has selected, the full amount of:

                        (A)   such additional expenses advanced pursuant to
                              Section 5.7 by the Insured; and

                        (B)   such additional interest accrued on the unpaid
                              principal balance of the Loan at the contract
                              rate stated in the Loan, but excluding applicable
                              late charges, penalty interest, or other changes
                              to the interest rate by reason of Default.

                  (ii)  If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none
                        of the additional interest or expenses of the type
                        described in subparagraph (i) above will be included in
                        the Claim Amount or payable at any time by the Company.

                  (iii) For purposes of determining the additional expenses
                        described in subparagraph (i) above resulting from
                        pursuing the deficiency judgment, the limitation on
                        attorney's fees in Section 6.2 will not apply.

                  (iv)  All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i)
                        above will be accrued or advanced only through
                        acquisition of Borrower's Title, including any
                        additional redemptive period.

            (c)   The Company and the Insured may agree generally or with
                  respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable
                  terms and conditions.

      7.3   Subrogation - Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a
            Loss, that prejudices such rights.

      7.4   Policy for Exclusive Benefit of the Insured - A Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured, its successors and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Certificate.

Form #71-70283 (2/05)                                             Page 19 of 22

      7.5   Effect of Borrower Insolvency or Bankruptcy on Principal Balance -
            If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be included in the Claim Amount, as provided in this Section 7.5.

            If a Default occurs on the Loan, the Insured has acquired
            Borrower's Title or Good and Merchantable Title to the Property as
            required by this Policy, and all other requirements for filing of a
            Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the
            Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of
            Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be included in the Claim Amount, directly or by an addition to the principal balance included in the Claim Amount.

      7.6   Arbitration of Disputes; Suits and Actions Brought by the Insured -

            (a)   Unless prohibited by applicable law, all controversies,
                  disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach,
                  interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory
                  judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be
                  conducted in accordance with the Title Insurance Arbitration
                  Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American
                  Arbitration Association as the Company may designate as its replacement.

                  The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of
                  Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2)
                  years have been, an employee, officer or director of any
                  mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

            (b)   No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the
                  Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration
                  unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in
                  Florida or Kansas) after the Insured has acquired Borrower's
                  Title to the Property or sale of the Property approved by the
                  Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

            (c)   If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to
                  protect its interest by defending the suit, even if the
                  allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

      7.7   Release of Borrower; Defenses of Borrower - The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the
            Loan will release the Company from its obligation under its
            Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the
            Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

Form #71-70283 (2/05)                                             Page 20 of 22

      7.8   Amendments; No Waiver; Rights and Remedies; Use of Term "Including"
            -

            (a)   The Company reserves the right to amend the terms and
                  conditions of this Policy from time to time; provided,
                  however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates issued on or after the effective date of the amendment.

            (b)   No condition or requirement of this Policy will be deemed
                  waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver,
                  modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

            (c)   No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the
                  Company at law or equity.

            (d)   As used in this Policy, the term "include" or "including"
                  will mean "include or including, without limitation."

      7.9   No Agency - Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

      7.10  Successors and Assigns - This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

      7.11  Applicable Law and Conformity to Law - All matters under this
            Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original
            Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

      7.12  Notice - All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East
            Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the
            Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

            All notices under this Policy, whether or not identified in this
            Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company
            (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or
            computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The
            Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the
            Company and the Insured, no liability shall be incurred by the
            Company for the failure to give a notice to a Person other than the
            Insured.

      7.13  Reports and Examinations - The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

      7.14  Electronic Media - The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as

Form #71-70283 (2/05)                                             Page 21 of 22

            equally acceptable for all purposes between the Insured and the
            Company as information, documents or other data maintained in printed or written form.

Form #71-70283 (2/05)                                             Page 22 of 22